Exhibit 23.3

Consent Of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Constellation Brands, Inc. of our report dated February 8, 2013, except for Note 5 for which the date is February 15, 2013, relating to the financial statements of Crown Imports LLC, which appears in Constellation Brands, Inc.’s Annual Report on Form 10-K for the year ended February 28, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

October 14, 2014